Chase Equipment Leasing, Inc.                       Reference Number____________

THIS MASTER LEASE AGREEMENT dated as of ___________, 1998 (hereinafter referred to as "Lease") by and between Chase Equipment Leasing, Inc., a New York corporation, with a place of business located at One Chase Square, Rochester, NY 14643 (hereinafter referred to together with its assigns, if any, as "Lessor") and 24/7 Media, Inc., a corporation organized and existing under the laws of the State of Delaware with its mailing address and chief place of business at 1250 Broadway, New York, NY 10001 (hereinafter referred to as "Lessee").

The Parties hereto for good and valuable consideration and intending to be legally bound hereby agree as follows:

1.   PROCEDURE FOR LEASING:

     (a) SCHEDULES. Subject to the terms and conditions set forth herein, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor such unit or units of equipment (the "Equipment" and individually sometimes "Item" or "Item of Equipment") described in any Master Lease Schedule (a "Schedule") from time to time executed by the parties pursuant hereto, and any and all such Schedules are deemed a part hereof. Each Schedule incorporates by reference this Lease and shall constitute, subject to Section 9 hereof, a separate lease. Capitalized terms not otherwise defined herein have the meaning provided for in any Schedule.

     (b) CONDITIONS PRECEDENT. The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee under any Schedule is subject to receipt by Lessor prior to the Commencement Date with respect to the Schedule of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then being leased hereunder, (ii) a purchase order assignment,
(iii) a Certificate of Acceptance and Closing Certificate, (iv) a certificate of insurance which complies with the requirements of Section 4(f) and the Schedule, and (v) a bill of sale transferring title to each Item to Lessor and such other documents and conditions as Lessor may reasonably require including Lessor's determination that there has been no material adverse change in the financial condition of Lessee or any Guarantor. Lessor hereby appoints Lessee its agent for inspection and acceptance of each Item from the Supplier. Upon execution by Lessee of the Certificate of Acceptance, each Item described therein will be deemed to have been delivered to, and irrevocably accepted by Lessee for lease hereunder.

     (c) UCC 2A FINANCE LEASE. The parties hereto intend that each Schedule constitute a "finance lease" under Article 2A of the Uniform Commercial Code as in effect in New York and Lessee hereby waives the provisions of UCC Sections 2A 401 through 403 inclusive and Section 508, and acknowledge that under no circumstances shall any Schedule be subject to repudiation by Lessee. Lessee waives any right to suspend performance of its obligations under any Schedule. This is not a consumer lease and the promises of Lessee in each Schedule are irrevocable.

2.   TERM AND RENT:

     The lease of and rent for Equipment will commence on the day specified in the related Schedule as the Commencement Date, and will continue for the period specified as the "term" therein as the same may be extended pursuant to the terms hereof. Lessee promises to make each payment of rent during the term on the due dates and in the amounts set forth in each Schedule without notice or demand at Lessor's address set forth above or as otherwise directed by Lessor in writing and no payment of rent will be refunded for any cause or reason whatsoever. The parties hereto intend that the rents and other amounts payable by Lessee hereunder will continue to be payable in all events unless the obligation to pay same is terminated pursuant to the terms hereof. If any payment hereunder falls due on a day on which Lessor is not open for business, such payment shall be due and payable on the next preceding day on which Lessor is open for business. To secure all obligations of Lessee under each Schedule, Lessee hereby grants to Lessor a security interest in: (i) any security deposit or advance rent paid by Lessee hereunder, each of which shall be in all cases non-interest bearing; and (ii) all other funds, balances, accounts, proceeds of collateral and/or other property of any kind of Lessee or in which Lessee has an interest now or hereafter in the possession, custody, or control of Lessor or The Chase Manhattan Bank and any of its direct or indirect affiliates and subsidiaries, including without limitation Chase Securities, Inc..

3.   LATE CHARGE:

     If any rent or any other amount due hereunder from Lessee other than the amounts due under this Section 3 is not paid within five (5) days after the due date, Lessee agrees to pay a late charge equal to five percent (5%) on the amount of such delinquent rent or other payment, but not exceeding the maximum amount permissible under applicable law. The failure of Lessor to collect any late charge will not constitute a waiver of Lessor's right with respect thereto. Late charges Will be due and payable on the due date for the next following payment of rent.

4.   LESSEE REPRESENTATIONS AND COVENANTS:

     Lessee represents and warrants, and covenants and agrees, as follows and each such representation, warranty and covenant shall be deemed made and renewed as of the date hereof and as of the Commencement Date under each Schedule without the necessity of any further act or instrument:

     (a) GENERAL. (i) Lessee is duly organized and validly existing under the laws of the state indicated at the outset; this Lease and each Schedule and all instruments delivered in connection herewith and therewith have been duly authorized by all necessary action, and duly executed and delivered and constitute valid, legal and binding agreements, enforceable in accordance with their terms except to the extent limited by applicable bankruptcy and insolvency laws; and no such document nor Lessee's performance thereunder will conflict with Lessee's organizational documents or with any indenture, contract or agreement by which Lessee is bound or with any statute, judgment, decree, rule or regulation binding upon Lessee; (ii) no consent or approval of any trustee or holder of any indebtedness or obligation of Lessee, and no consent or approval of any governmental authority, is necessary for Lessee's execution or performance of this Lease; (iii) them is no litigation or other proceeding pending, or to the best of the Lessee's knowledge, threatened against or affecting Lessee which, if decided adversely to Lessee, would adversely affect or impair the title of Lessor to the Equipment or which, if decided adversely to Lessee would materially adversely affect the business operations or financial condition of Lessee; (iv) all balance sheets, statements of profit and loss and other financial data that have been delivered to Lessor with respect to Lessee are complete and correct in all material respects, fairly present the financial condition of the Lessee on the dates for which, and the results of its operations for the periods for which, the same have been furnished and have been prepared in accordance with generally accepted accounting principles consistently applied; and (v) there has been no material adverse change in the condition of Lessee, financial or otherwise, since the date of the most recent financial statements delivered to Lessor.

     (b) NO ABATEMENT. This is a net Lease and Lessee's promise to pay rent and all other amounts hereunder is irrevocable and independent and not subject to cancellation, termination, modification, repudiation, excuse or substitution without the written consent of Lessor. Lessee agrees to pay all such amounts when due by acceleration or otherwise without abatement, irrespective of any claims, demands, set-offs, actions, suits, or proceedings that it may have or assert against Lessor or any Supplier or manufacturer of Equipment. Lessor will have no liability to Lessee upon the failure of any Supplier, manufacturer or one or more others to perform any obligations at any time due to Lessor, Lessee or any other person and, in all such events, Lessee waives any right in any suit, action or proceeding to any exemplary, punitive or consequential damages whatsoever.

     (c) LIENS AND ENCUMBRANCES. THE EQUIPMENT IS FREE AND CLEAR FROM ALL CLAIMS, LIENS AND ENCUMBRANCES WHATSOEVER; LESSEE WILL DEFEND THE EQUIPMENT AGAINST ALL LIENS AND WILL NOT ASSIGN, SUBLET, MORTGAGE, OR ALTER ANY OF THE EQUIPMENT LEASED HEREUNDER OR ANY INTEREST IN THIS LEASE, NOR WILL LESSEE REMOVE ANY OF THE EQUIPMENT FROM THE LOCATION SPECIFIED IN THE SCHEDULE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, AND ANY ATTEMPT TO SO ASSIGN, SUBLET, MORTGAGE, HYPOTHECATE, ALTER OR REMOVE WILL CONSTITUTE A DEFAULT HEREUNDER AND SUCH ASSIGNMENT, SUBLEASE, MORTGAGE, OR HYPOTHECATION WILL BE VOID AND WITHOUT EFFECT. In order to secure all obligations of Lessee hereunder, Lessee assigns and grants to Lessor a security interest in all rights, powers and privileges under any sublease of the Equipment hereafter authorized in writing by Lessor.

     (d) USE AND OPERATION. Lessee will at all times use the Equipment only in compliance with applicable laws and consistent with the instructions supplied and use intended for such Equipment by the Supplier and manufacturer thereof. Lessee will not use the Equipment to carry, contain or produce directly or indirectly any hazardous substances as defined under applicable federal, state or local law or regulation. Lessee will not without the prior written consent of Lessor affix or instill any accessory, equipment or device on any Equipment leased hereunder if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment and devices furnished, attached or fixed to any Equipment will thereupon without further act or instrument become the property of Lessor (except such as may be removed without in any way affecting or impairing the originally intended function, condition or use of such Item). Further, Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix to or install any Equipment in any other personal property or in real property.

     (e) SERVICE AND MAINTENANCE. Lessee will at its sole expense at all times maintain all Equipment in good operating order, repair, condition and appearance and keep all Equipment protected from the elements, except during use in the normally contemplated manner. At Lessor's request, Lessee will at its expense affix in a prominent position on each Item of Equipment plates, tags or other identifying labels showing ownership of the Equipment by Lessor. Lessor will at all reasonable times have the right to inspect the Equipment and Lessee's maintenance records related thereto. Lessee at its sole expense will make all alterations and modifications with respect to the Equipment that may at any time during the term of this Lease or any Schedule hereunder be required to comply with any applicable law or any governmental rule or regulation.

     (f) INSURANCE. Lessee hereby assumes all risks of damage, loss, theft, or destruction, partial or complete, with respect to each Item of Equipment during the term of the Lease and during any storage period until Lessee has returned or disposed of the Equipment as provided for herein. Lessee will at its own expense keep each Item of Equipment insured for an amount at least equal to the Stipulated Loss Value of the Equipment as set forth in the Schedule against all risks with extended coverage and insurance companies acceptable to Lessor with Lessor named as loss payee. Lessee agrees to obtain and maintain at its expense with insurance companies acceptable to Lessor general public liability insurance naming Lessor as an additional insured together with Lessee, as their interests may appear, in no event less than One Million Dollars ($1,000,000) or such greater amount, if any, as specified in the related Schedule against claims for bodily injury, death or property damage arising out of the use, ownership, possession, operation or condition of the Equipment. Each insurer will agree, by endorsement upon the policy or policies issued by it, or by independent instruments furnished to Lessor, that Lessor will have the power to file claims against the insurer under said policy, that it will give Lessor thirty (30) days written notice before the policy or policies in question will be altered, expired or canceled, and that no act or default of any person other than Lessor, its agents, or those claiming under Lessor, will affect Lessor's right to recover under such policy or policies in case of loss. Although any and all obligations imposed on the insured shall be obligations solely of Lessee, Lessee will deliver to Lessor the policies or evidence of insurance satisfactory to Lessor prior to the Commencement Date and thirty (30) days prior to each expiration date thereof for each Item of Equipment. The failure of Lessee to secure or maintain such insurance will constitute a default under this Lease. In the event of such breach, Lessor may, but will not be obligated to, obtain such insurance. In the event that Lessor obtains such insurance, an amount equal to the cost of such insurance will be deemed supplemental rent to be paid forthwith by Lessee. In the event that any policies insuring against liability risks described above shall now or hereafter provide coverage on a "claims made" basis, Lessee shall continue to maintain such policies in effect for a period of not less than three years after the expiration of the Lease term of any Schedules.

     (g) RETURN OF EQUIPMENT. Upon cancellation or expiration of any Schedule upon default or otherwise, Lessee will, at its sole cost and expense, cease using the Equipment, store the Equipment for up to ninety (90) days while maintaining the insurance required above, and promptly return the Equipment to Lessor when directed to do so F.O.B. the destination specified by Lessor, in the same condition as received, reasonable wear and tear and normal depreciation excepted. Lessee shall pay on demand holdover rent equal to a full monthly rent for each mouth or any day thereof during which Lessee fails to return the Equipment when so directed by Lessor and this obligation is without limitation to any consequential damages for which Lessee may be responsible as a result of such failure to return the Equipment. Subject to the prior exercise of any option otherwise provided, Lessee agrees to deliver notice to Lessor at least 90 days prior to the last day of the term confirming to Lessor the intent of Lessee to return the Equipment and Lessee shall pay rent for a full 90 day notice period notwithstanding any delay in the delivery of such notice under any Schedule.

5.   TRANSFER OF WARRANTIES:

     To the extent permitted by law and contract, Lessor will pass through without representation to Lessee the benefit of all warranties, if any, of the Supplier of the Equipment and, so long as there is no default hereunder, Lessee will have the right to, and will, directly avail itself of all warranties by the Supplier with respect to the Equipment. Lessor will not take any action which prejudices Lessee's right to, or under the terms of, any such warranty. If subsequent to the Commencement Date Lessee shall determine that the Equipment is unsatisfactory for any reason including any failure of the Equipment to conform to the specifications set forth in any purchase order, Lessee shall make any claim on account thereof solely against the Supplier and Lessee will give Lessor notice of any such claim made by Lessee against any Supplier and any cash settlement of any such claim will be payable solely to Lessor.

6.   LOSS OR DAMAGE:

     (a) Lessee hereby assumes and is solely responsible for the entire risk of use and operation of the Equipment and for each and every accident or hazard resulting therefrom and all losses and damages associated therewith howsoever arising.

     (b) In the event of total loss, destruction, theft, confiscation or damage beyond repair (determined without reference to the remaining term with respect thereto) to the Equipment or any Item (a "Casualty Occurrence"), Lessee will pay to Lessor on the next due date for rent following the Casualty Occurrence or on the last day of the term thereof, whichever first occurs, any unpaid rent due with respect to such Equipment plus the Stipulated Loss Value as provided for in the related Schedule. Upon payment of the Stipulated Loss Value, Lessor will be entitled to recover possession of such Item and Lessee an behalf of Lessor will dispose of such Item and account to Lessor for the proceeds. So long as no default exists hereunder, upon the payment of the Stipulated Loss Value for any Item of Equipment and all other amounts then due under this Section 6(b) or otherwise, this Lease and Lessee's obligation to pay rent shall terminate as to such Item of Equipment and title thereto shall be transferred to Lessee or otherwise as Lessee may direct, provided however that to the extent Lessee shall recover an amount in excess of the Stipulated Loss Value from the further sale or lease of any such Item of Equipment, Lessee shall pay over such excess to Lessor.

     (c) In the event of damage to any Item of Equipment which does not amount to a Casualty Occurrence, Lessee will give prompt notice of such damage to Lessor and at Lessee's sole cost and expense promptly repair such Item to its previous condition which assumes Lessee has met all of its obligations required for maintenance hereunder. Provided Lessee is not in breach or default of this Lease, any proceeds of insurance received by Lessor with respect to any such loss will be paid over by Lessor to Lessee to the extent necessary to reimburse Lessee for costs incurred and paid by Lessee in repairing such damaged Equipment, but only upon evidence satisfactory to Lessor that such repairs have been accomplished.

7.   TAX TREATMENT:

     (a) Unless otherwise provided for in the related Schedule, it is agreed by the parties that they are entering into each Schedule with the assumption that Lessor and the consolidated group of which Lessor is a member (all references to Lessor in this Section include such consolidated group) will be treated for federal


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


income tax purposes (and, to the extent allowable, for state and local tax purposes) as the owner of all Equipment leased thereunder and will have a federal income tax rate of 35% (plus any applicable state and local tax rate) during the term hereof. The indemnities and assumptions of liability provided for in this Section 7 and all Of Lessor's rights and privileges herein will continue in full force and effect notwithstanding the expiration or cancellation of the Lease.

     (b) Lessee acknowledges and agrees that each Schedule is executed by Lessor based upon the following representations and warranties of Lessee: (i) each item has been placed in service on the Commencement Date, (ii) Lessor will not under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"), be required to include in its gross income, for federal income tax purposes, any amount with respect to any improvement, modification or addition made by Lessee to any Item; (iii) Lessor is entitled to accelerated cost recovery deductions ("Recovery Deductions) for Lessor's Cost of each Item over the number of years indicated on the related Schedule by using the 200% declining balance method switching to the straight line method when most beneficial to maximize Lessor's after tax rate of return and the half year convention, unless otherwise required by operation of Code Section
168(d)(3)(A), (iv) no Item is limited use property within the meaning of Rev. Proc. 76-30; and (v) for federal income tax purposes, all amounts included in Lessor's gross income with respect to each Item will be treated as derived from or allocable to sources within the United States,

     (c) If by reason of (1) the inaccuracy in law or in fact of any of the assumptions or representations or warranties set forth in Subsections (a) or (b) of this Section, or (2) the inaccuracy of any statement or any letter or document furnished to Lessor by or on behalf of Lessee in connection with the transactions contemplated under the Lease, or (3) any act, failure to act or omission of or by Lessee, or (4) any change in the Code occurring after the Commencement Date, Lessor will (i) lose, will not have the right to claim or if there will be disallowed with respect to Lessor all or any portion of the Recovery Deduction as to any Item, or (ii) be required to include in its gross income any amount in respect to any alteration, modification or addition to, any Item, other than an alteration, modification or addition which is permitted without adverse tax consequences to Lessor under Rev. Procs. 75-21, 76-30 or 79-48, or (iii) stiffer a decrease in Lessor's net after rate of return over the then remaining portion of the term of the Lease (any such occurrence referred to hereinafter as "Loss"), then at Lessor's option either (X) the rent will, on and after the next succeeding date for the payment thereof upon notice to Lessee by Lessor that a Loss has occurred, and describing the amount as to which Lessor intends to claim indemnification and the reason for such adjustment in reasonable detail, be increased by such amount, which will cause Lessor's net after tax rate of return over the then remaining portion of the term of the Lease (taking into account the tax effect from deferred utilization of tax basis resulting from changes in the method of calculating Recovery Deductions) to equal the net after tax rate of return that would have been available if such Loss had not occurred, or (Y) in lieu of a rent increase, Lessee shall pay to Lessor on such next succeeding date for the payment of rent such sum as will cause Lessor's net after tax rate of return over the term of the Lease in respect of the Equipment to equal the net return that would have been available if such Loss had not occurred. If such Loss occurs after the expiration or cancellation of the Lease, Lessor will notify Lessee of such Loss and Lessee will, within sixty (60) days after such notice, pay to Lessor such sum as required by the preceding clause (Y). Lessee will forthwith pay on demand to Lessor an amount on an after-tax basis which will be equal to the amount of any interest and/or penalties which may be assessed by the United States or any state against Lessor as a result of the Loss. For purposes of this Section, a Loss will occur upon the earliest of (1) the happening of any event which may cause such Loss, (2) the payment by Lessor to the Internal Revenue Service of the tax increase resulting from such Loss, or (3) the adjustment of Lessor's tax return to reflect such Loss. Lessor will not be entitled to any payment under this Section on account of any Loss due solely to one or more of the following:
(i) the failure of Lessor to have sufficient taxable income to benefit from the Recovery Deduction; (ii) disposition of the Equipment by Lessor prior to a default which has occurred and is continuing hereunder; or (iii) Lessor's failure to properly claim the Recovery Deduction. In the event Lessee becomes obligated under the terms hereof to make an indemnification payment, the Stipulated Loss Values for any affected Schedule shall be revised as may be necessary in the reasonable opinion of the Lessor so that the amount payable by Lessee shall be sufficient to yield to Lessor the same net after tax rate of return that would have been available to Lessor upon payment of such amount had the Loss giving rise to the indemnity payment not occurred but taking into account any indemnity payment made in respect of a Loss and the assumptions made by Lessor in originally establishing the affected Stipulated Loss Values. The revised Stipulated Loss Values shall be applicable to any payment of such amount coming due after such earlier Loss shall have occurred which required the adjustment hereunder.

8.   INDEMNIFICATION:

     LESSEE ACKNOWLEDGES THAT IT ALONE SELECTS THE EQUIPMENT AND THE SUPPLIER(S) THEREOF. LESSEE UNDERSTANDS AND AGREES THAT LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO THE EQUIPMENT INCLUDING THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT AS IS. NO DEFECT OR UNFITNESS OF THE EQUIPMENT SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY RENT OR OF ANY OTHER OBLIGATION UNDER THIS LEASE. Accordingly, Lessee agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, expenses (including legal expenses), penalties, injuries, claims, actions and suits of whatsoever kind and nature, in contract or tort, howsoever arising from any cause whatsoever including, but not limited to, Lessor's strict liability in tort, or otherwise arising out of (i) the selection, manufacture, purchase, financing, acceptance or rejection of Equipment, the ownership of Equipment during the term of the Lease, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement); or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employee of Lessee. Lessee will, upon request, at its expense, defend any and all actions based on, or arising out of, any of the foregoing. This indemnification shall survive the expiration or cancellation of the Lease.

9.   DEFAULT; REMEDIES:

     Each of the following will constitute a default hereunder: (a) Lessee fails to pay rent within five (5) days from and after the date such payment of rent is due and payable or Lessee fails to pay any other amount when due under any Schedule; (b) Lessee fails to maintain the insurance required hereunder or breaches any other term, provision, obligation or covenant hereof (including without limitation any Schedule) or commits any other act of default specified in this Lease; (c) any representation or warranty of Lessee contained herein or in any other document or instrument delivered in connection herewith or made from time to time hereafter is false or misleading when made; (d) Lessee or any guarantor, surety, endorser or pledgor of property given to secure Lessee's obligations hereunder ("Guarantor") becomes insolvent, ceases to do business as a going concern, or transfers or sells all or substantially all of its assets without the prior written consent of Lessor; (e) the Equipment or any Item is abused, illegally used, or misused; (f) the death, dissolution, merger, consolidation or reorganization of Lessee or any Guarantor; (g) Lessee or any Guarantor makes any assignment for the benefit of creditors, or if a petition in bankruptcy, reorganization, insolvency, receivership or the like is filed with respect to Lessee or any Guarantor or property of Lessee or any Guarantor is attached or a receiver, trustee or liquidator is appointed for Lessee or any Guarantor or any of Lessee's or Guarantor's property or whenever Lessor may deem itself insecure hereunder; (h) the transfer of more than a 25% ownership interest in Lessee or any Guarantor by shareholders, partners, members or proprietors thereof in any year without Lessor's prior written consent, (i) Lessee or any Guarantor (x) incurs any accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations thereunder, equal to 5% of Lessee's consolidated tangible net worth (as defined by generally accepted accounting principles), or (y) incurs any liability of comparable size to the pension Benefit Guaranty Corporation, (j) Lessee or any material subsidiary or any Guarantor fails to comply with the provisions of the Fair Labor Standards Act of 1938, as amended, (k) Lessee or any Guarantor fails to pay or perform or observe any term, covenant, agreement or condition contained in, or there shall occur any payment or other default under or as defined in, any other agreement applicable to Lessee or any Guarantor or by which Lessee or any Guarantor is bound (as used herein, an "Other Agreement") involving a liability, indebtedness or performance obligation of Lessee or any Guarantor with a potential liability to Lessee or any Guarantor in an amount equal to or in excess of $50,000, which shall not be remedied within the period of time (if any) within which such Other Agreement permits such default to be remedied, regardless of whether such default (i) is waived by any other party to such Other Agreement or (ii) produces or results in the cancellation of such Other Agreement or the acceleration of such liability, indebtedness or other obligation;


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


(l) attachment, distraint, levy, execution or final judgment for the payment of money aggregating in excess of $50,000 will be outstanding against Lessee or its property for more than sixty (60) days from the date of entry and will not have been discharged in full or stayed or fully bonded; (m) Lessee or any Guarantor shall suffer the loss of any material license or franchise when Lessor shall reasonably conclude that such loss fairly impairs Lessee's or such Guarantor's ability to perform its obligations required hereunder or with respect hereto; or
(n) Lessee or any Guarantor shall violate any financial covenant contained in any agreement for borrowed money applicable to Lessee or Guarantor as of the Commencement Date of any Schedule and all such financial covenants shall survive the satisfaction of debt applicable thereto and shall be deemed incorporated herein by reference and remain fully applicable to Lessee's obligations hereunder.

     Upon any such default, Lessor, at its option, may do any one or more of the following: (1) declare this Lease and any or all Schedules in default upon notice to Lessee, whereupon Lessee shall be liable for and Lessor may forthwith recover from Lessee as liquidated damages for breach of this Lease and not as a penalty an amount equal to the sum of (X) all accrued and unpaid rent through the date of such declaration of default, plus (Y) an amount equal to the Stipulated Loss Value for the Equipment as of the due date for the installment of rent immediately preceding the declaration of default; (2) proceed by appropriate court action or actions to enforce Lessee's performance of this Lease and/or to recover damages for the breach thereof; (3) cancel this Lease and any or all Schedules upon notice to Lessee; (4) whether or not this Lease or any Schedules be so cancelled, and without notice to Lessee, repossess the Equipment wherever found, with or without legal process, and for this purpose Lessor and/or its agents may enter upon any premises of or under control or jurisdiction of Lessee or any agent of Lessee without liability for suit, action or other proceeding by Lessee (any damages occasioned by such repossession being hereby expressly waived by Lessee except for damages occasioned by gross negligence or willful misconduct) and remove the Equipment therefrom. Lessor's remedies as provided herein are not exclusive but are cumulative and in addition to all other remedies in Lessor's favor at law, in equity or in bankruptcy. The receipt and acceptance by Lessor of any rent or other payment after a default will not be deemed to be a waiver of such default by Lessor. Lessor shall not, by any act, delay, omission, or otherwise, be deemed to have waived any default or any of its rights or remedies hereunder unless such waiver be in writing, signed by the Lessor, and then only to the extent therein set forth. In the event that any court determines that any provision in this Lease is invalid or unenforceable in whole or in part, such determination will not prohibit Lessor from establishing its damages as a result of any breach of this Lease in any action in which Lessor seeks to recover such damages. Any repossession or resale of any Equipment will not bar an action for damages for breach of this Lease, and the bringing of an action or the entry of judgment against Lessee will cot bar Lessor's right to repossess any or all Equipment.

     With respect to any Equipment returned to Lessor, or repossessed by Lessor pursuant to provision (4) above, Lessor may hold or use such Equipment for any purpose whatsoever or either sell same at private or public sale, for cash or credit, or re-lease same for such term and upon such rental as will be solely determined by Lessor. In the event that Lessor is able to sell or re-lease all or any Equipment returned to Lessor then the proceeds of any sale or re-leasing of such Equipment, after first deducting therefrom all costs and expenses of repossession, storage, repairs, reconditioning, sale, re-leasing, attorneys' fees and collection fees with respect to such Equipment, shall be deducted from the liquidated damages for which Lessee is obligated hereunder. In addition to the foregoing, Lessor may also recover from Lessee all costs and expenses, including without limitation fees of collection agencies and reasonable attorneys' fees, including the allocated costs and fees of Lessor's in-house legal counsel, incurred by Lessor in exercising any of its rights or remedies hereunder. Lessee irrevocably consents to the in personam jurisdiction of the federal and/or state courts located in the State of New York over controversies arising from or relating to this Lease or any obligation with respect thereto and waives the right to impose any counterclaim or offset of any nature in any such litigation. Lessee irrevocably appoints each and every owner, partner, member and/or officer of Lessee as its attorney upon whom may be served by certified mail any process, notice or pleading in any action or proceeding against it under this Lease or related thereto.

10.   ASSIGNMENTS:

      LESSOR MAY WITHOUT LESSEE'S CONSENT SELL, ASSIGN OR OTHERWISE TRANSFER OR GRANT A SECURITY INTEREST IN ITS RIGHT, TITLE AND INTEREST IN ANY ITEM OR SCHEDULE AND THE RENT DUE OR TO BECOME DUE THEREUNDER AND WHEN SO SOLD, ASSIGNED, TRANSFERRED OR ENCUMBERED, EACH SCHEDULE WILL BE FREE OF ANY COUNTERCLAIM, SET-OFF, DEFENSE, OR CROSSCLAIM BY LESSEE AS AGAINST LESSOR OR SUCH ASSIGNEE WHENEVER ARISING, BEFORE OR AFTER SUCH SALE, ASSIGNMENT, TRANSFER OR SECURITY GRANT BUT NO SUCH ACTION WILL INCREASE LESSEE'S OBLIGATIONS HEREUNDER, EXCEPT THAT UPON NOTICE TO LESSEE THEREOF, LESSEE, AGREES TO DIRECT ALL PAYMENTS HEREUNDER, IF REQUESTED, TO LESSOR'S ASSIGNEE. Lessor may provide lease information on a confidential basis to any prospective purchaser, assignee or participant

11.   PAYMENT OF TAXES:

      Lessee agrees to pay promptly when due, and to indemnify and hold Lessor harmless from all license, title and registration fees whatsoever, all levies, imposts, duties, charges or withholdings whatsoever, and all sales, use, personal property, franchise (howsoever calculated), and other taxes whatsoever (together with any penalties, fines or interest thereon) whether assessed, levied or imposed by any governmental or taxing authority against or upon Lessor or otherwise, with respect to any Equipment or the purchase, acquisition, ownership, delivery, leasing, possession, use, operation, control, return or other disposition thereof, or the rents, receipts or earnings arising therefrom, or with respect to this Lease, excluding, however, (i) any such taxes or charges to the extent they are included in Lessor's Cost, (ii) any federal taxes levied on Lessor's net income, or (iii) state or local taxes levied on Lessor's net income, as net income is determined under, and at rates which do not exceed those originally imposed by the jurisdiction in which the Equipment is located as specified in the related Schedule. In the event any such fees, levies, imposts, duties, charges or taxes are paid by Lessor, or if Lessor be required to collect or pay any thereof, Lessee will reimburse Lessor therefor (plus any penalties, fines or interest thereon) promptly upon demand. Until Lessor notifies Lessee to the contrary, Lessee will promptly before any penalty attaches, prepare and file in Lessor's name or on Lessor's behalf all personal property tax returns covering the Equipment and Lessee will pay the personal property taxes levied or assessed thereon directly to the levying authority. If Lessor timely notifies Lessee that Lessor will prepare and/or file any such return, Lessee will, promptly upon being invoiced by Lessor, reimburse Lessor for the full amount of such personal property taxes so paid by Lessor. If any capital adequacy requirements are imposed upon Lessor or its parent which require the maintenance of additional capital or impose additional expenses as a result of this Lease, and the effect of such requirements is to reduce Lessor's expected rate of return hereunder, Lessee shall pay to Lessor such amount or amounts as may be necessary to compensate Lessor for such reduction. The indemnification obligations of Lessee under this Section will continue in full force and effect notwithstanding the expiration or other cancellation hereof. Lessee will either provide Lessor a copy of all property and other tax returns filed hereunder by Lessee in Lessor's name or on Lessor's behalf or provide to Lessor an affidavit of a responsible corporate officer certifying that the property taxes so identified therein have been reported and are current. The amount which Lessee shall be required to pay to Lessor with respect to any obligation which is subject to indemnification under this Section 11 shall be an amount sufficient to restore Lessor to the same position, after considering the effect of the receipt of such indemnification on its United States federal income taxes and state and city income taxes or franchise taxes based on net income, that it would have been in had such indemnification not been required hereunder.

12.   LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS:

      In case of failure of Lessee to comply with any provision of this Lease or any Schedule, Lessor will have the right, but will not be obligated, to effect such compliance in whole or in part, and all money spent by and expenses of Lessor will be paid by Lessee forthwith and will bear interest at the daily equivalent of eighteen percent (18%) per annum from the date said obligation was due. Lessor's action in effecting such compliance will not be a waiver of Lessee's default. All such money spent by and expenses of Lessor and any other obligation assumed or incurred by Lessor in effecting such compliance will constitute additional rent payable to Lessor with the next rent payment.

13.   NOTICES:

      All notices required or permitted to be given hereunder will be in writing and will be deemed given and received three (3) days after first deposit in the United States mail if sent by registered or certified mail to the address of Lessor or Lessee stated herein or in any Schedule or to such other place as either party may in writing direct pursuant to this Section. Notice by hand delivery shall be deemed given and received upon delivery. Notice by overnight courier shall be deemed given and received on the date scheduled for delivery.

14.   FINANCIAL INFORMATION AND REPORTING:

     (a) Lessee shall annually, within ninety (90) days after the close of Lessee's fiscal year furnish to Lessor an audit report of financial statements of Lessee (including a balance sheet as of the close of such year and statements of income, changes in financial condition and shareholder's equity for such year) prepared in accordance with generally accepted accounting principles and certified by Lessee's independent public accountants. Lessee shall also provide quarterly financial statements of Lessee similarly prepared for each of the first three quarters of each fiscal year, which shall be certified (subject to normal year-end adjustments) by Lessee's chief financial officer and furnished to Lessor within forty-five (45) days following the end of the quarter.

      (b) Lessee will furnish Lessor with any and all information regarding Lessee's business, condition or operations, financial or otherwise, which Lessee furnishes to any other creditor. This information shall be furnished to Lessor at the same time it's furnished to such other creditor.

      (c) Lessee will immediately furnish Lessor with such further information regarding Lessee's business, condition, property, assets or operations, financial otherwise, as Lessor may from time to time reasonably request, all prepared in form and detail reasonably satisfactory to Lessor.

      (d) Lessee will at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles consistently applied.

      (e) Lessee shall permit, and cause any subsidiary to permit, representatives of Lessor to visit and inspect any of the properties of Lessee or any Subsidiary, to examine its or their corporate or partnership books and records, to make extracts or copies of such books and records, and to discuss its or their affairs, finances and accounts with its or their officers or partners, as applicable. The foregoing may be done at any time within regular business hours.

      (f) Lessee will promptly notify Lessor in writing of the commencement of any litigation to which Lessee or any of its subsidiaries or affiliates may be a party (except for litigation in which Lessee's (or the affiliate's) contingent liability is fully covered by insurance) which, if decided adversely to Lessee would adversely affect or impair the title of Lessor to the Equipment or which, if decided adversely to Lessee would materially adversely affect the business operations or financial condition of Lessee. In addition, Lessee will immediately notify Lessor, in writing, of any judgment against Lessee if such judgment would have the effect described in the preceding sentence.

15.   ADDITIONAL DOCUMENTS:

      Lessee agrees to execute or obtain and deliver to Lessor at Lessor's request such additional documents as Lessor may reasonably deem necessary to protect Lessor's interest in the Equipment and this Lease including, without limitation, financing statements, and Lessee hereby authorizes Lessor to execute in Lessee's name as Lessee's attorney-in-fact any financing statements and amendments thereto necessary or appropriate to protect Lessor's interest hereunder. Lessee will pay, or reimburse Lessor on demand, for any filing fees or expenses incurred by Lessor in connection with any such additional documents, Neither execution of financing statements nor the filing of the same will be construed as evidence of indebtedness by Lessee. Lessee will obtain, at Lessee's sole expense, from each owner, landlord, mortgagee or other person having an encumbrance, lien or other interest on or in the premises in which the Equipment is or will be located, all necessary consents to the installation and use of the Equipment therein and the removal thereof in accordance with the terms of this Lease, together with waivers of claim with respect to the Equipment, and record the same when and where necessary. Lessee hereby designates Lessor its attorney-in-fact and authorizes and empowers Lessor to execute, endorse and complete in Lessee's name and on Lessee's behalf all instruments representing the proceeds of any security or insurance for the Lease or Equipment thereunder, all financing statements and other documents including Schedules and Riders and to insert thereon all dates, amounts and serial numbers as necessary or appropriate to provide to Lessor the benefits anticipated by any Schedule.

16.   MISCELLANEOUS:

      The validity, construction and performance of this Lease and each Schedule will in all respects be governed by the laws of the State of New York without reference to conflict of law provisions. The Lease will not be binding on Lessor until executed by an authorized officer of Lessor. LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR RELATED HERETO. Any provision herein contained which may be illegal, unenforceable, or inconsistent with applicable law or any governmental rule or regulation will be deemed modified or altered to conform thereto, or otherwise omitted but shall in no way impair the legality or enforceability of the remaining Lease provisions. Nothing herein contained will convey to Lessee any right, title or interest in and to any Item leased hereunder except as a lessee. Lessee shall promptly pay (or reimburse, as Lessor may elect) all costs and expenses including reasonable attorneys' fees, including the allocated costs and fees of Lessor's in-house legal counsel, which Lessor has or may hereafter incur in connection with the negotiation and preparation of this Lease and any amendment, modification, consent or waiver hereunder. If more than one party executes this Lease as Lessee, each such party shall be jointly and severally bound by the terms and provisions of this Lease. Any person who signs as an officer or agent for a corporation, partnership or other entity warrants that he has authority from such corporation, partnership or other entity to enter into this Lease on its behalf. Each Item of Equipment delivered pursuant to this Lease to a subsidiary of Lessee or to any entity or person designated by Lessee, whether at the request of Lessee or such subsidiary, entity or person shall be Equipment for all purposes of this Lease, and Lessee shall be and remain primarily liable for the obligations under this Lease with respect to such Equipment. Lessor shall not be obligated to purchase and deliver any Item of Equipment unless Lessor has executed a Schedule covering the Equipment.

17.   ENTIRE AGREEMENT:

      This Lease and any instrument referred to herein together with any Schedule(s), Attachment(s) or Rider(s) signed by the parties or delivered in connection herewith constitute the entire agreement of the parties with respect to the subject matter hereof and will collectively constitute the Lease with respect to an Item of Equipment and supersede all negotiations and prior written or oral agreement of the parties with respect thereto. No agent or employee of the Supplier is authorized to bind Lessor to the Lease, to waive or alter any term or condition herein or add any provision hereto, No modification of the Lease or waiver of any of its provisions or conditions will be valid unless in writing and signed by Lessor and Lessee.

      IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the date set forth above.

Chase Equipment Leasing, Inc. (Lessor)

By: /s/ Janice M. Schawillie, Contract Administrator
   -------------------------------------------------
   (Signature)          (Title)


247/Media, Inc. (Lessee)

By: /s/ C. Andrew Johns, EVP & CFO
   -------------------------------------------------
   (Signature)         (Title)

Chase Equipment Leasing, Inc.                                     Rider to Lease

                           Rider Number 1 to
                           Master Lease Agreement dated ________________, 199_ (as indicated above, hereinafter the "Lease")


Chase Equipment Leasing, Inc.
One Chase Square
Rochester, NY 14643

This Rider is incorporated by reference into the above referenced Lease as if set forth at length and Lessee and Lessor confirm all the terms and provisions thereof except as specifically set forth herein to the contrary.

Capitalized terms used herein shall have the meaning attributable to them in the Lease.

1. Section 2, TERM AND RENT: The last sentence of this section is rewritten in its entirety as follows:

      "To secure all obligations of Lessee under each Schedule, Lessee hereby grants to Lessor a security interest in any security deposit or advance rent paid by Lessee hereunder, each of which shall be in all cases non-interest bearing."

2.    Section 9. DEFAULT; REMEDIES:

      In the first paragraph, subsection (h) change 25% to 51%.

      Insert a new paragraph at the end of the second paragraph to read as follows: "Notwithstanding anything to the contrary in the preceding paragraph, in no event shall Lessee be deemed in default under (b), (i),
      (j), (m) or (n) unless and until it shall have received ten days' notice to cure any claimed default as specified, delivered in writing by (i) overnight courier or (ii) confirmed receipt of fax to Lessee. The ten day period shall commence from the date of the delivery of the notice of default.

3.    Section 14. FINANCIAL INFORMATION AND REPORTING:

      Subsection (b), in the first sentence after "furnishes to" delete the word "any" and insert "and shares with". In that same sentence, change the last word "creditor" to "creditors".

      In subsection (e), at the end of the second sentence, insert, "upon reasonable notice to Lessee".

Except as expressly modified hereby, all terms and provisions of the Lease shall remain in hill force and effect. the parties hereto have caused their duly authorized officers to execute this Rider on the dates set forth below and, unless otherwise specifically provided herein, this Rider shall operate to amend the Lease only as it is incorporated by reference into Schedules executed on or after the dates set forth below and not otherwise.

  Chase Equipment Leasing, Inc.                  24/7 Media, Inc.
            (Lessor)                                                    (Lessee)

By: /s/ Janice M. Schawillie                     By: /s/ C. Andrew Johns
    ------------------------------                  ----------------------------

RIDER TO LEASE (LSB-AMND.DOC) 12/97
(Use this form to amend either Master Agreement, Items 1 or 11, or to amend the Synthetic Lease, Item 15.)


Title: Contract Administrator             Title: EVP&CFO
Dated: 12/28/98                           Dated: 12/28/98